                                                                  Exhibit 99.5


                  CONSENT OF SALOMON SMITH BARNEY INC.

      We hereby consent to the use of our name and to the description of our opinion letter under the captions "SUMMARY--Opinions of Financial Advisors" and "THE MERGER--Opinion of PepsiAmericas' Financial Advisor" in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of PepsiAmericas, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 [Registration No. __] of Whitman Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: September 19, 2000

                                             /s/ Salomon Smith Barney

                                             SALOMON SMITH BARNEY, INC.